UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) February 9, 2006
Reynolds American Inc.
(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-32258	20-0546644
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
401 North Main Street,
Winston-Salem, NC 27101
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: 336-741-2000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement
On February 9, 2006, the Compensation Committee of the Board of Directors of Reynolds American Inc., referred to as RAI, approved the performance factors which will be used to determine the extent to which bonuses will be payable for the 2006 fiscal year under the Reynolds American Inc. Annual Incentive Award Plan, referred to as the AIAP, RAI’s annual cash bonus plan for employees. The AIAP performance factors, which vary from participant to participant depending upon the entity that employs the participant, are as follows: for participants employed by RAI – net income and market share; for participants employed by R. J. Reynolds Tobacco Company, referred to as RJR Tobacco – operating income and market share; for participants employed by Santa Fe Natural Tobacco Company, Inc. – operating income and volume; and for participants employed by R. J. Reynolds Global Products, Inc. – operating income and market share.
In addition, on February 9, 2006, the Compensation Committee approved the grant, under the Amended and Restated Reynolds American Inc. Long-Term Incentive Plan, of performance units to the following five executive officers, with such grants being made in lieu of such persons’ participation in the AIAP: Susan M. Ivey, Lynn J. Beasley, Charles A. Blixt, Dianne M. Neal and Jeffrey A. Eckmann. Each performance unit has an initial value on the date of grant of $1,000, but, except as noted below, the value of each unit upon vesting will be based upon, in the case of Mmes. Ivey and Neal and Messrs. Blixt and Eckmann, the 2006 AIAP performance factors for employees of RAI, and, in the case of Ms. Beasley, the 2006 AIAP performance factors for employees of RJR Tobacco. The Compensation Committee has the discretion to reduce the valuation of the performance units that otherwise would result from the application of the designated performance factors.
Generally, the performance units will vest in full on December 31, 2006, and payment of such units will be made in the first quarter of fiscal 2007. In the event of a grantee’s death, permanent disability or retirement, the grantee’s performance units will vest pro rata, the value of the vested units will be equal to their initial grant date value and payment will be made as soon as practicable after such event. Upon a grantee’s involuntary termination of employment without cause, the grantee’s performance units will vest pro rata, the value of the vested units will be based upon the applicable performance factors described above and payment will be made in the first quarter of fiscal 2007. Upon a grantee’s voluntary termination of employment or termination of employment for cause, all of the grantee’s performance units will be cancelled. The foregoing vesting provisions will be subject to the terms of any employment contract between a grantee and RAI or one of its subsidiaries.
The number of performance units granted to the above named executive officers are as follows: Ms. Ivey – 1,419; Ms. Beasley – 733; Mr. Blixt – 436; Ms. Neal – 403; and Mr. Eckmann – 370.
A copy of the form of performance unit agreement is attached as Exhibit 10.1 to this Report.

ITEM 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Number	Exhibit

10.1	Performance Unit Agreement dated February 9, 2006, between Reynolds American Inc. and the grantee named therein.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REYNOLDS AMERICAN INC.

	By:	/s/ McDara P. Folan, III

Name: McDara P. Folan, III Title: Senior Vice President, Deputy General Counsel and Secretary

Date: February 15, 2006

INDEX TO EXHIBITS

Number	Exhibit

10.1	Performance Unit Agreement dated February 9, 2006, between Reynolds American Inc. and the grantee named therein.